                                                                    EXHIBIT 10.2
                                                                    ------------

                         ACKNOWLEDGMENT AND AGREEMENT


This Agreement ("Agreement") is entered into as of this 4th day of August, 1999, by and among (i) First Coastal Corporation, a Delaware corporation ("Borrower"),
(ii) Androscoggin Savings Bank, a Maine savings bank in stock form, Machias Savings Bank, a Maine savings bank in mutual form, and Norway Savings Bank, a Maine savings bank in mutual form (collectively these three banks are sometimes referred to as "Lenders") and (iii) Machias Savings Bank, in its capacity as Agent for the Lenders (the "Agent").

     WHEREAS, Borrower borrowed $1,000,000.00 from each of the Lenders and from Bangor Savings Bank for an aggregate of $4,000,000.00 on July 24, 1996 pursuant to the terms of a Loan Agreement among Borrower, the Lenders and Bangor Savings Bank; and

     WHEREAS, Borrower's $4,000,000.00 obligation is evidenced in part by four promissory notes dated July 24, 1996, each in the original principal amount of $1,000,000.00 (hereinafter collectively referred to as the "Notes" and individually as a "Note"); and

     WHEREAS, each of the Lenders have held and continue to hold one of the Notes, and Bangor Savings Bank has as of the date hereof assigned its Note to Machias Savings Bank, resulting in Machias Savings Bank holding two of the Notes; and

     WHEREAS, the Notes are secured by terms of a Stock Pledge Agreement pursuant to which Borrower has granted to the Agent a security interest in all of Borrower's right, title and interest in and to all of the issued and outstanding shares of the common stock of Coastal Bank (formerly Coastal Savings
Bank); and

     WHEREAS, the parties have agreed to amend certain terms and conditions of the Loan Agreement dated July 24, 1996 and to amend the Notes; and

     WHEREAS, Lenders have issued a Commitment Letter dated May 20, 1999 which has been accepted by Borrower. Borrower has accordingly executed, of even date herewith, a First Amendment to Loan Agreement, Note Modification Agreements and other related documents in accordance with the terms of the Commitment Letter; and

     WHEREAS, the aforesaid Stock Pledge Agreement grants to Agent, as agent to the Lenders, a first priority security interest in all of the issued and outstanding shares of the common stock of Coastal Bank (formerly Coastal Savings
Bank) to secure all obligations of Borrower to Lenders including that evidenced by the Notes. Lenders have requested that Borrower execute this Acknowledgment Agreement to induce Lenders to issue the aforesaid Commitment Letter and to enter into the modifications and to extend the credit facilities to Borrower as evidenced by the First Amendment to Loan Agreement and the Note Modification Agreements.

     NOW THEREFORE, for valid consideration, the receipt whereof is hereby acknowledged, and to induce Lenders to extend the foregoing credit facilities to Borrower, the parties hereto agree as follows:

     1. Borrower hereby acknowledges, ratifies and confirms that it has executed and delivered to Agent the Stock Pledge Agreement securing all indebtedness of Borrower to Lenders. Borrower covenants, warrants and represents that the Stock Pledge Agreement remains the duly authorized, valid, and binding agreement of Borrower, and that it remains enforceable in accordance with its terms. Without in any way limiting the foregoing, Borrower specifically covenants and agrees that among the indebtedness secured thereby, is that evidenced by the Notes as modified by the Note Modification Agreements of even date in the sum of up to Four Million Dollars and No Cents ($4,000,000.00).

     2.   The terms, conditions, and obligations of the Stock Pledge Agreement:

               (a) remain unchanged;
               (b) are hereby ratified and affirmed in their entirety;
               (c) continue in full force and effect and constitute a first priority security interest and lien upon the Pledged Shares as described in the Stock Pledge Agreement; and
               (d) are legally valid, binding, and enforceable in accordance with its terms.

     3. Borrower hereby acknowledges and affirms that Borrower has, and knows of, no defenses, set offs, or other claims against Lenders arising under or out of the Loan Agreement dated July 24, 1996, as amended by the First Amendment to Loan Agreement and the Note Modification Agreements or under the terms of the Stock Pledge Agreement.

     4. Borrower hereby warrants and represents to Lenders that the representations and warranties made by Borrower in Article III of the Loan Agreement are true and accurate as of the date hereof, except as otherwise disclosed in writing to Agent.

     5. This Agreement shall be binding upon the parties hereto as well as their successors and assigns.

     6. It is understood by and is the intention of the parties hereto that any legal or equitable priorities of the Lenders over any party which were in existence before the date of the execution of this Agreement shall remain in effect after the date of the execution of this Agreement.

     7. Borrower hereby agrees to execute and deliver any and all instruments, documents and agreements reasonably required at any time by Lenders or Agent to assure that Agent's security interest in the Pledged Shares remains a perfected first priority security interest.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed in their respective corporate names by their respective corporate officers hereunto duly authorized as and of the day and year first above written.

WITNESS:                                FIRST COASTAL CORPORATION

/s/ William E. Saufley                  By: /s/ Gregory T. Caswell
                                                its President and CEO

                                        MACHIAS SAVINGS BANK

/s/ Heather L. Vose                     By: /s/ Edward L. Hennessey, Jr.
                                                its President

                                        ANDROSCOGGIN SAVINGS BANK

/s/ Diane M. Flagg                      By: /s/ Steven A. Closson
                                                its President

                                        NORWAY SAVINGS BANK

/s/ Sandy Smith                         By: /s/ David L. Wyman
                                                its EVP and Treasurer